Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of WillScot Mobile Mini Corp. (the “Company”) hereby certifies, to such officer's knowledge, that:
(i) the quarterly report on Form 10-Q of the Company for the period ended September 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2021

/s/ BRADLEY L. SOULTZ
Bradley L. Soultz
Chief Executive Officer and Director (Principal Executive Officer)
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to WillScot Mobile Mini Corporation and will be retained by WillScot Mobile Mini Corporation and furnished to the Securities and Exchange Commission or its staff upon request.